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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 and in the related Prospectus of Kimberly-Clark Corporation of our report dated January 25, 1994, except as to the classification of S.D. Warren as a discontinued operation, which is as of December 20, 1994, which appears on page 25 in the Annual Report on Form 10-K of Kimberly-Clark Corporation for the year ended December 31, 1995. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 27 of such Annual Report on Form 10-K.

/s/  PRICE WATERHOUSE LLP

PRICE WATERHOUSE LLP

Philadelphia, PA
December 3, 1996